Conference Call:	Today, Thursday, February 17, 2011 at 10:00 a.m. EST
Dial-in Numbers:	866-395-2657 or 706-902-0717 (International)
Webcast / Replay URL:	www.integramed.com or www.earnings.com
Phone Replay:	800-642-1687 or 706-645-9291 through February 24, 2011
Conference ID #:	43202177

IntegraMed® 2010 Revenue Rose 12% to $243M and
Net Income Rose 5% to $4.7M

- Q4 Revenue Rose 17% to $64M Though Net Income Impacted by Vein Clinic Expansion -

PURCHASE, NEW YORK — February 17, 2011 -- IntegraMed America, Inc. (NASDAQ: INMD), the leader in developing, marketing and managing specialty healthcare facilities in the fertility and vein care markets, announced today results for the fourth quarter and year ended December 31, 2010 and also reported on progress in its vein clinics division expansion.

Summary Financial Results (in thousands, except per share data) (Unaudited)
	Three Months Ended			Year Ended
	Dec. 31, 2010	Dec. 31, 2009	% Change	Dec. 31, 2010	Dec. 31, 2009	% Change
Revenues: Attain Fertility Centers1	$46,920	$41,355	+13%	$182,443	$166,135	+10%
Vein Clinics	16,900	13,337	+27%	60,726	50,625	+20%
Total Revenues	$63,820	$54,692	+17%	$243,169	$216,760	+12%
Operating Income: Attain Fertility Centers	4,255	4,371	-3%	17,725	16,790	+6%
Vein Clinics 2	556	1,069	-48%	3,491	4,100	-15%
Total Operating Income	$4,811	$5,440	-12%	$21,216	$20,890	+2%
G&A Costs	$3,265	$2,822	+16%	$12,668	$12,155	+4%
Net Interest Expense	113	228	-50%	695	910	-24%
Income Before Inc. Taxes	1,433	2,390	-40%	7,853	7,825	+0%
Income Taxes	543	1,158	-53%	3,128	3,331	-6%
Net Income	$890	$1,232	-28%	$4,725	$4,494	+5%
Diluted EPS	$0.08	$0.14	-43%	$0.41	$0.51	-20%
Diluted Shares	11,774	8,839	+33%	11,429	8,834	+29%
Adjusted EBITDA3	3,875	4,715	-18%	17,185	17,438	-1%

(1)
Attain Fertility Centers segment revenue reflects the consolidation of the Company’s former Fertility Centers and Consumer Services segments into one unit comprising all fertility-related businesses.  Prior year periods have been consolidated to reflect those results as if the consolidation occurred on January 1, 2009.

(2)
Vein Clinics operating income reflects the impact of new vein clinic start-up costs of approximately $1.4 million and $2.1 million in the Q4 ’10 and full year 2010 results, respectively.  New vein clinics typically reach breakeven within nine months of opening.

(3)
IntegraMed uses the term "Adjusted EBITDA" when reporting financial results in accordance with Securities and Exchange Commission rules regarding the use of financial measures not calculated in accordance with generally accepted accounting principles (GAAP). The Company uses Adjusted EBITDA as a management tool to measure and monitor financial performance.  The definition of Adjusted EBITDA contained herein corresponds to the definition of Adjusted EBITDA contained in the Company’s credit facility; certain of the covenants contained therein are tied to Adjusted EBITDA.  While providing useful information, Adjusted EBITDA should not be considered in isolation as a measure of financial performance under GAAP.  Investors should be aware that Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies and comparisons could be misleading unless all companies and analysts calculate this measure in the same fashion.  A reconciliation to Adjusted EBITDA is provided as supplemental data for this release.

IntegraMed CEO, Jay Higham, commented, “We ended 2010 on a strong note, achieving double-digit top line growth across the business in both Q4 and for the full year.  While Q3 and Q4 results were impacted by vein clinic start-up costs as well as some unanticipated short-term events disclosed in late September, full year operating income grew by 2% and net income rose 5%.  Reflecting dilution of approximately 32% from our February 2010 offering of 2.8M common shares, full-year EPS declined 20% to $0.41 per share versus 2009.

“Looking into 2011 and beyond, we see substantial potential for the growth of our fertility and vein clinic businesses.  We anticipate improved performance from the eight new vein clinics we opened in 2010 and plan to continue investing in new clinics going forward.  In our Attain Fertility Centers business, we expect to benefit from the recent acquisition of Northwest Center for Reproductive Sciences, and we continue to pursue additional acquisition opportunities – both large and small, as our value proposition is further validated by our Attain Fertility Centers out-performance of the overall fertility market.  It is that operational excellence, combined with innovative systems, products and management services that attracts new centers to our network.  We are actively pursuing acquisitions and are optimistic in our ability to add new fertility partners in the future.”

Attain Fertility Centers

	Q4 2010	Q4 2009	$ Change		% Change	2010	2009	$ Change		% Change
Revenue:	$46.9M	$41.4M	$	+5.5M	+13%	$182.4M	$166.1M	$	+16.3M	+10%
Operating Income:	$4.3M	$4.4M		$-0.1M	- 3%	$17.7M	$16.8M	$	+0.9M	+ 6%
Fertility Partner Data:
New Patient Visits:	6,787	6,433		+354	+6%	27,922	27,568		+354	+ 1%
IVF Cycles:	3,082	3,255		-173	-5%	13,631	13,927		-296	- 2%
IUI Cycles:	5,621	6,215		-594	-10%	23,706	24,036		-330	- 1%
Attain IVF Program Data:
Applications:	693	593		+100	+17%	2,930	2,213		+717	+ 32%
Enrollments:	391	283		+108	+38%	1,633	1,063		+570	+ 54%
Pregnancies:	305	195		+110	+56%	1,072	780		+292	+ 37%

The increase in Attain Fertility Centers division revenue and operating income was principally driven by strong growth from the Attain IVF (In Vitro Fertilization) Program, helping to offset the impact of some short-term challenges in the Fertility Partner business as well as some moderation in overall demand.  In particular, Q4 2010 results were affected by the departure of a group of physicians from a Northeast fertility center as well as the temporary shutdown of three embryology labs, significantly impacting operating income given the division’s fixed costs.  Those items have been addressed and are now largely behind the Company.

Declines in IVF and IUI (Intra Uterine Insemination) cycles appear to be the result of secular demographic trends as well as the lingering effects from a cautious consumer environment.  The Attain IVF family of fertility treatment financing programs continues to gain traction with both fertility centers and patients.  Growth in these programs is being supported by an expanding array of financing options, an active direct-to-consumer marketing initiative, and the growing base of affiliates who offer the program.   During 2010 IntegraMed added a total of three new Attain IVF Affiliates.

Vein Clinics (VCA)

	Q4 2010	Q4 2009	$ Change		% Change	2010	2009	$ Change		% Change
Revenue:	$16.9M	$13.3M	$	+3.6M	+27%	$60.7M	$50.6M	$	+10.1M	+20%
Operating Income:	$0.6M	$1.1M		$-0.5M	-46%	$3.5M	$4.1M		$-0.6M	-15%
Inquiries	3,024	3,407		-383	+11%	20,846	20,412		+434	+2%
New Consultations:	2,811	2,564		+247	+10%	14,553	14,164		+389	+3%
First Leg Starts:	2,017	1,590		+427	+27%	8,303	7,208		+1,095	+15%
Total Clinics (net):	41	34		+7	+21%	41	34		+7	+21%

The Vein Clinics division achieved strong growth in First Leg Starts, a key measure of the health of the business, as well as solid progress in both inquiries and new consultations.  The growth reflects refinements to the division’s marketing and patient referral programs, as well as greater consumer awareness of non-invasive vein care treatment options.  Q4 and full-year performance reflects initial revenues from eight new vein clinics that were opened during the year and the closing of one under-performing clinic, bringing the total number of vein clinics at year-end 2010 to 41.  IntegraMed has opened three new vein clinics so far in 2011, bringing the current total to 44 clinics in operation.

Despite the division’s top-line growth, operating income declined 48% and 15% in Q4 and for the full year 2010, respectively, principally due to start-up costs related to the Company’s accelerated new clinic development.  Five of the eight new clinics in 2010 were opened during Q4, placing a large start-up burden in that period.  Vein clinic start-up costs will continue to impact the division’s financial performance in 2011, as IntegraMed plans to open six new clinics, including two in the second quarter, and four in the later part of the year and early 2012.  Increasing revenue from clinics opened in 2010, combined with organic growth and improving operational efficiency at existing clinics, should help to offset the impact of the start-up costs.

During 2010 IntegraMed began to incorporate Interventional Radiology (IR) capabilities into select vein clinics, with five such clinics in operation today.  Though still in the early stages of maturation, management is encouraged by the initial results at its IR clinics and believes this enhanced model, which provides a broader base of treatments, many at higher price points, represents an exciting growth opportunity for certain new or existing vein clinics.

“Our vein clinics achieved strong revenue growth throughout 2010, however new clinic start up costs of approximately $1.4 million in Q4 and $2.1 million for the full year 2010 offset the division’s growth in operating income and earnings,” added Mr. Higham.  “We are encouraged by the performance of our new clinics.  The review of additional performance data over the next few months will determine the scope of our new clinic development for the coming years.  Given the attractive returns we have been able to achieve in new clinic development, we view this expansion as an ideal way to drive long term growth in the business.”

New Vein Clinic Openings Timetable
Location	Opening	Clinics in Operation
Columbia, MD	May 2010	34
Chevy Chase, MD	May 2010	35
Quantico, VA	Sept. 2010	36
Glastonbury, CT	Oct. 2010	37
Chapel Hill, NC	Nov. 2010	38
Greenwich, CT	Nov. 2010	39
Trevose, PA	Dec. 2010	40
Crocker Park, OH	Dec. 2010	41
Brentwood, TN	Jan. 2011	42
Deerfield, IL	Feb. 2011	43
Canton, CT	Feb. 2011	44
Exton, PA	Q2 2011	45
Wilton, CT	Q2 2011	46
Chicago, IL	Q3 2011	47
Philadelphia, PA	Q3 2011	48
Annapolis, MD	Q4 2011	49
Philadelphia, PA	Q1 2012	50

Cash Flow and Balance Sheet
IntegraMed’s total assets grew to $148.7 million at year-end 2010 from $124.3 million in 2009, with cash and cash equivalents increasing 74% to $50.2 million versus $28.9 million in 2009. The increase, net of investments in new vein clinic development, reflects a 57% increase in cash flow from operating activities to approximately $21.6 million, as well as $19 million in net proceeds from the Company’s February 2010 public common stock offering.  IntegraMed spent approximately $4.0 million in cash during 2010 to fund capital investments for its vein clinic expansion.  During 2010 IntegraMed reduced current and long-term debt by 67% and 27%, respectively, including the pay-down of the outstanding $7.5 million on the Company’s revolving line of credit.  Shareholders’ equity increased 44% to $83.5 million during 2010.

The Company expects its cash balance to decline by approximately $2.8 million in Q1 2011 as a result of net cash invested in the Seattle Fertility acquisition, new vein clinic development costs, fertility physician draw-downs of accrued compensation, upfront outlays for marketing, advertising and media purchases and the payment of medical malpractice and other insurance premiums.

IntegraMed has received a waiver from its lenders on one of its debt covenants due to the impact the vein clinic expansion program is having on some of the Company's financial metrics.   The Company expects to enter into an amendment to the credit facility in the first quarter of 2011 to address the covenant in question and to better align the lending facility requirements with the Company’s operational needs and growth opportunities.

IntegraMed Interim CFO, Tim Sheehan, added, “IntegraMed’s strong balance sheet enables us to actively pursue growth opportunities across the business.  We are pleased with our full year performance, highlighted by solid growth in revenues, operating cash flow and net income, in spite of substantial expenses in growing our vein clinic footprint.”

The Company’s revenue cycle management discipline generated improvements in consolidated days sales outstanding (DSO) to 31.6 days at year-end 2010 from 32.1 days at year-end 2009.  By division, Vein Clinic DSO improved 19.9% to 39.5 days and Attain Fertility Centers DSO improved 19.3% to 21.3 days.  Attain IVF product revenues are paid up front in their entirety, eliminating any credit risk or receivable management issues.

About IntegraMed America, Inc.
IntegraMed is a leader in developing, marketing and managing specialty outpatient healthcare facilities, with a current focus on the fertility and vein care markets.  IntegraMed supports its provider networks with clinical and business information systems, marketing and sales, facilities and operations management, finance and accounting, human resources, legal, risk management, quality assurance, and fertility treatment financing programs.

Attain Fertility Centers, an IntegraMed Specialty, is the nation’s largest fertility center network, with 14 company-managed partner centers and 28 affiliate centers, comprising over 130 locations across 34 states and the District of Columbia.  Nearly one of every four IVF procedures in the U.S. is performed in an Attain Fertility Centers network practice.

Vein Clinics of America, an IntegraMed Specialty, is the leading provider of specialty vein care services in the U.S. The IntegraMed Vein Clinic network operates 44 centers across 14 states, principally in the Midwest and Southeast.

For more information about IntegraMed please visit: www.integramed.com for investor background, www.attainfertility.com for fertility, or www.veinclinics.com for vein care.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties.  Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to identify, consummate and finance future growth, changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission.  All information in this press release is as of February 17, 2011 and IntegraMed undertakes no duty to update this information.

Media & Investor Contacts:
Norberto Aja, David Collins
Jaffoni & Collins
inmd@jcir.com
(212) 835-8500

(tables follow)

INTEGRAMED AMERICA, INC.
Consolidated Statement of Operations
(all amounts in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Revenue
Attain Fertility Centers	$46,920	$41,355	$182,443	$166,135
Vein Clinics	16,900	13,337	60,726	50,625
Total Revenues	63,820	54,692	243,169	216,760

Costs of services and sales
Attain Fertility Centers	42,665	36,984	164,718	149,345
Vein Clinics	16,344	12,268	57,235	46,525
Total Cost of Services and Sales	59,009	49,252	221,953	195,870

Operating Income
Attain Fertility Centers	4,255	4,371	17,725	16,790
Vein Clinics	556	1,069	3,491	4,100
Total Operating Income	4,811	5,440	21,216	20,890

General and administrative expenses	3,265	2,822	12,668	12,155
Interest income	(42)	(63)	(202)	(250)
Interest expense	155	291	897	1,160
Total other expenses	3,378	3,050	13,363	13,065

Income before income taxes	1,433	2,390	7,853	7,825
Income tax provision	543	1,158	3,128	3,331
Net income	$890	$1,232	$4,725	$4,494

Basic and diluted earnings per share of Common Stock:
Basic earnings per share	$0.08	$0.14	$0.42	$0.51
Diluted earnings per share	$0.08	$0.14	$0.41	$0.51

Weighted average shares – basic	11,725	8,763	11,380	8,773
Weighted average shares – diluted	11,774	8,839	11,429	8,834

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INTEGRAMED AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(all amounts in thousands)

	December 31,	December 31,
	2010	2009
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$50,183	$28,865
Patient and other receivables, net	7,350	6,964
Deferred tax assets	2,510	2,883
Other current assets	9,611	7,653

Total current assets	69,654	46,365

Fixed assets, net	19,264	16,705
Intangible assets, Business Service Rights, net	22,915	24,210
Goodwill	30,334	30,334
Trademarks	4,442	4,442
Other assets	2,046	2,253

Total assets	$148,655	$124,309

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,626	$2,846
Accrued liabilities	17,265	15,119
Current portion of long-term notes payable and other obligations	3,784	11,317
Due to Fertility Medical Practices, net	11,246	6,424
Attain IVF Refund Program and other patient deposits	15,852	13,362

Total current liabilities	51,773	49,068

Deferred tax liabilities	2,454	2,199
Long-term notes payable and other obligations	10,908	14,849
	65,135	66,116
Commitments and Contingencies

Shareholders' equity:
Common stock	117	88
Capital in excess of par	76,483	56,354
Other comprehensive loss	(55)	(188)
Treasury stock	(64)	(375)
Retained earnings	7,039	2,314
Total shareholders' equity	83,520	58,193

Total liabilities and shareholders' equity	$148,655	$124,309

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INTEGRAMED AMERICA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(all amounts in thousands)

	For the Three-month period ended December 31,		For the Year ended December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)

Cash flows from operating activities:
Net income	$890	$1,232	$4,725	$4,494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,767	1,737	6,846	7,119
Deferred stock based compensation	520	299	1,591	1,337
Changes in assets and liabilities 
Decrease (increase) in assets:
Patient and other accounts receivable	54	626	(386)	(283)
Other current assets	(21)	(1,587)	(1,958)	(1,187)
Other assets	435	3,946	870	2,961
(Decrease) increase in liabilities:
Accounts payable	787	797	780	(7)
Accrued liabilities	(86)	(3,706)	1,801	(2,865)
Due to medical practices	(1,196)	(4,127)	4,822	70
Attain IVF Refund patient deposits	(733)	366	2,490	2,125
Net cash provided by (used in) operating activities	2,417	(417)	21,581	13,764

Cash flows used in investing activities:
Purchase of business service rights	—	(3,550)	—	(3,550)
Purchase of fixed assets and leasehold improvements	(3,585)	(1,444)	(8,110)	(5,909)
Net cash used in investing activities	(3,585)	(4,994)	(8,110)	(9,459)

Cash flows used in financing activities:
Principle repayments on debt	(832)	(915)	(11,255)	(3,750)
Common stock transactions, net	10	6	19,102	37
Net cash provided by (used in) financing activities	(822)	(909)	7,847	(3,713)

Net increase (decrease) in cash	(1,990)	(6,320)	21,318	590
Cash and cash equivalents at beginning of period	52,173	35,186	28,865	28,275
Cash and cash equivalents at end of period	$50,183	$28,865	$50,183	$28,865

Supplemental Information:
Interest paid	170	255	912	1,067
Income taxes paid	569	238	2,616	3,896

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INTEGRAMED AMERICA, INC.
SUPPLEMENTARY DATA
(All amounts in thousands)
(unaudited)

Adjusted EBITDA Reconciliation (non GAAP)
Adjusted EBITDA represents net income plus interest, taxes, depreciation, amortization and amortization of deferred compensation.  The Company believes that the most directly comparable financial measure to Adjusted EBITDA in accordance with GAAP is net income.  The following table provides a reconciliation of Adjusted EBITDA to net income for the periods presented:

	Three months ended, December 31,		Year ended, December 31,
	2010	2009	2010	2009

Net Income	$890	$1,232	$4,725	$4,494

Adjustments:
Interest Expense	155	291	897	1,160
Income Tax Expense	543	1,158	3,128	3,331
Depreciation & Amortization	1,767	1,737	6,846	7,119
Amortization of Deferred Compensation	520	297	1,589	1,334
Adjusted EBITDA	$3,875	$4,715	$17,185	$17,438

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